Exhibit 32(b)

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18U.S.C. SECTION 1350

In connection with the Annual Report of Quantum Materials Corp. (the "Company") on Form 10-K for the fiscal year ending June 30, 2012 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Christopher  Benjamin, Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to ss.906 of the Sarbanes-Oxley Act, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ CHRISTOPHER BENJAMIN
Christopher Benjamin,
Principal Financial Officer
October 10, 2012